UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 7, 2010

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

(1) The audited balance sheet of Cyrus Networks, LLC as of December 31, 2009 and the audited statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the fiscal year ended December 31, 2009, and the notes thereto, are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(2) The unaudited condensed balance sheet of Cyrus Networks, LLC as of March 31, 2010 and the unaudited condensed statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the three months ended March 31, 2010 and March 31, 2009, and the notes thereto, are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Exhibits

Exhibit No.	Description

23.1	Consent of BKD, LLP dated October 7, 2010.

99.1	The audited balance sheet of Cyrus Networks, LLC as of December 31, 2009 and the audited statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the fiscal year ended December 31, 2009, and the notes thereto.

99.2	The unaudited condensed balance sheet of Cyrus Networks, LLC as of March 31, 2010 and the unaudited condensed statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the three months ended March 31, 2010 and March 31, 2009, and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: October 7, 2010	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of BKD, LLP dated October 7, 2010.

99.1	The audited balance sheet of Cyrus Networks, LLC as of December 31, 2009 and the audited statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the fiscal year ended December 31, 2009, and the notes thereto.

99.2	The unaudited condensed balance sheet of Cyrus Networks, LLC as of March 31, 2010 and the unaudited condensed statement of income, statement of member’s equity and statement of cash flows of Cyrus Networks, LLC for the three months ended March 31, 2010 and March 31, 2009, and the notes thereto.